                                    EXHIBIT 99.13

                               SUBSCRIPTION FOR SHARES



                                  September 3, 1998






The Board of Trustees
of The American Tiger Funds



Gentlemen:

     The undersigned hereby offers to purchase an aggregate of 10,000 shares of common stock (no par value per share) of The American Tiger Funds (the "Fund") for the consideration set forth below. This subscription and purchase is made for investment purposes without any present intention of redeeming or selling the shares subscribed for and purchased.


                                   Number of           Purchase
Portfolio                          Shares              Price
---------                          ---------           --------
American Tiger Top
20 Portfolio                       10,000              $100,000



                              Very truly yours,



                              -----------------------------
                              Louis G. Navellier